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                                                                       Exhibit 5

                                HALE AND DORR LLP
                               COUNSELLORS AT LAW

                  60 State Street, Boston, Massachusetts 02109
                         617-526-6000 * FAX 617-526-5000




                                 December 7, 1999


Student Advantage, Inc.
280 Summer Street
Boston, MA 02210

         Re:      Registration Statement on Form S-1
                  ----------------------------------

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 1,219,447 shares of Common Stock, $.01 par value per share (the "Shares"), of Student Advantage, Inc., a Delaware corporation (the "Company"). All of the Shares are being registered on behalf of certain stockholders of the Company.

         We have acted as counsel for the Company in connection with the registration for resale of the Shares. We have examined signed copies of the Registration Statement to be filed with the Commission. We have also examined the Amended and Restated Certificate of Incorporation and By-Laws of the Company, each as amended and/or restated to date, the records of the meetings of the directors and stockholders of the Company as provided to us by the Company, the stock record books of the Company as provided to us by the Company and such other documents relating to the Company as we have deemed necessary for the purposes of this opinion.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

         We express no opinion herein as to the laws of any state or jurisdiction other than the Delaware General Corporation Law statute and the federal laws of the United States of America.
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Student Advantage, Inc.
December 7, 1999
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         Based upon and subject to the foregoing, we are of the opinion that the
Shares have been duly authorized for issuance and are validly issued, fully paid and nonassessable.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                       Very truly yours,

                                       /s/ HALE AND DORR LLP

                                       HALE AND DORR LLP